As filed with the Securities and Exchange Commission on January 16, 1998

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

         New York                                         13-1514814
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              BARRY J. WAGNER, ESQ.
                                    Secretary
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York l0022
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

            Please send copies of all communications and notices to:
                            MICHAEL D. DITZIAN, ESQ.
                                 Davis & Gilbert
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800

Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of     Amount to be     Proposed maximum   Proposed maximum   Amount of
securities to   registered (1)   offering price       aggregate     registration
be registered                     per share (2)       offering           fee
                                                      price (2)
--------------------------------------------------------------------------------
Common Stock,
$.50 par value  807,746 shs.         $37.9063        $30,618,662.20     $9,033
================================================================================

(1) Plus such additional indeterminate number of shares as may become issuable upon exchange of the Exchangeable Shares of GPC International Holdings Inc. as a result of the antidilution provisions contained in the charter documents of GPC International Holdings Inc. with respect to such Exchangeable Shares.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock of Omnicom on January 12, 1998, as reported by the New York Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED JANUARY 16, 1998

PROSPECTUS

                         807,746 Shares of Common Stock
                                ($.50 Par Value)

                               OMNICOM GROUP INC.

                                -----------------

     This Prospectus relates to 807,746 shares (the "Shares") of the common stock, par value $.50 per share (the "Common Stock") of Omnicom Group Inc., a New York corporation (the "Company"). The Shares that are being registered hereby are to be offered for the account of the holders thereof (the "Selling Shareholders"). Each share of Common Stock offered hereby is issuable upon exchange of an Exchangeable Share (an "Exchangeable Share") of GPC International Holdings Inc. ("GPC"), a corporation incorporated under the laws of Canada, issued in a private offering in Canada by GPC for GPC Class A Common Shares in connection with the combination of GPC and the Company. The Common Stock to be acquired upon exchange of the Exchangeable Shares will be issued from time to time in private offerings in Canada. See "Description of Exchangeable Shares."

     The Shares are being registered to permit public secondary trading of the Shares by the holders thereof from time to time after the date of this Prospectus. The Company has agreed among other things, to bear all expenses (other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to the holders of the Shares) in connection with the registration and sale of the Shares covered by this Prospectus; provided, however, the Company has not agreed to provide, or incur any expenses in connection with, accountants' "cold comfort" letters, opinions of counsel, or to enter into underwriting agreements, such as would be customary in an underwritten offering.

     The Company will not receive any of the proceeds from sales of Shares by the Selling Shareholders. The Shares may be offered in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution". The Selling Shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers purchase any Shares as principals, any profits received by such broker-dealers on the resale of the Shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions.

     The Company's Common Stock is traded on the New York Stock Exchange under the symbol OMC. On January 12, 1998, the last reported sale price for such shares, as reported by the New York Stock Exchange, was $37.875 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

            The Date of this Prospectus is ____________________,1998.

                                TABLE OF CONTENTS

Available Information..........................................................3
Incorporation of Certain Documents by Reference................................4
The Company....................................................................5
Use of Proceeds................................................................5
Description of Capital Stock...................................................6
Description of Exchangeable Shares.............................................7
Selling Shareholders..........................................................10
Plan of Distribution..........................................................10
Experts.......................................................................12
Legal Matters.................................................................12

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the Shares offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and to exhibits thereto for further information with respect to the Company and the Shares offered hereby. Any statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements, the Registration Statement and exhibits thereto and other information may be inspected without charge at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048; and Citicorp Center, 500

West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material may be obtained from the Pubic Reference Section of the Commission at its Washington, D.C. or regional offices upon the payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and other information regarding registrants that file electronically with the Commission, including the Company. In addition, reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996,

          (b) The Company's unaudited Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997,

          (c) The Company's Report on Form 8-K dated January 3, 1997 and relating to the issuance of certain of its 4 1/4% Convertible Subordinated Debentures due 2007 pursuant to the exemption provided by Regulation S, Rule 144A and Rule 501(A)(1), (2), (3) or (7) under the Securities Act, and

          (d) The Company's definitive Proxy Statement dated April 7, 1997 for the annual meeting of shareholders held May 19, 1997 and the Company's definitive Proxy Statement dated October 21, 1997 with respect to the Special Meeting of Shareholders held on December 1, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Shares made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated into this Prospectus by reference (other than exhibits to such documents). Written or telephone requests for such copies should be directed to Barry J. Wagner, Secretary, Omnicom Group Inc., 437 Madison Avenue, New York 10022; telephone number (212) 415-3600.

                                   THE COMPANY

     The Company through its wholly and partially-owned companies (hereinafter referred to as the "Omnicom Group"), operates advertising agencies which plan, create, produce and place advertising in various media such as television, radio, newspaper and magazines. The Omnicom Group offers its clients such additional services as marketing consultation, consumer market research, design and production of merchandising and sales promotion programs and materials, direct mail advertising, corporate identification, public relations and interactive marketing. The Omnicom Group offers these services to clients worldwide on a local, national, pan-regional or global basis. Operations cover the major regions of North America, the United Kingdom, Continental Europe, the Middle East, Latin America, the Far East and Australia. In 1996 and 1995, 51% and 53%, respectively, of the Omnicom Group's billings came from its non-U.S. operations.

     According to the unaudited industry wide figures published in 1997 in the trade journal, Advertising Age, Omnicom was ranked as the second largest advertising agency group worldwide.

     The Omnicom Group operates as three separate, independent agency networks: the BBDO Worldwide Network, the DDB Needham Worldwide Network and the TBWA International Network. The Company also operates two independent agencies, Cline Davis & Mann and Goodby, Silverstein & Partners, certain marketing service and specialty advertising companies through its Diversified Agency Services division and certain interactive marketing companies through Communicade.

     The principal executive offices of the Company are located at 437 Madison Avenue, New York, New York 10022. Its telephone number is (212) 415-3600.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from sales of the Common Stock by the Selling Shareholders.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital consists of 300,000,000 shares of $0.50 par value Common Stock, of which 161,969,510 were outstanding on January 2, 1998, and 7,500,000 shares of $1.00 par value Preferred Stock, none of which is outstanding. The foregoing reflects the two-for-one stock split in the form of a one hundred percent stock dividend on the Company's outstanding Common Stock payable to shareholders of record on December 16, 1997.

     Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders. All shares of Common Stock have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. The Company is not aware of any restrictions on its present or future ability to pay dividends. However, in connection with certain borrowing facilities entered into by the Company and its subsidiaries, the Company is subject to certain restrictions on the ratio of net cash flow to consolidated indebtedness, the ratio of total consolidated indebtedness to total consolidated capitalization and on its ability to make investments in and loans to affiliates and unconsolidated subsidiaries. The Common Stock is not subject to call or assessment, has no preemptive conversion or cumulative voting rights and is not subject to redemption. The Company's shareholders elect a classified board of directors and may not remove a director except by an affirmative two-thirds vote of all outstanding shares. A two-thirds vote is also required for the Company's shareholders to amend the Company's by-laws or certain provisions of its charter documents, and to change the number of directors comprising the full board.

     The Company may issue preferred stock in series having whatever rights and preferences the Board of Directors may determine. One or more series of preferred stock may be made convertible into Common Stock at rates determined by the Board of Directors, and preferred stock may be given priority over Common Stock in payment of dividends, rights on liquidation, voting and other rights. Preferred stock may be issued from time to time upon authorization of the Board of Directors without action of the shareholders. The Company has no current plans to issue any preferred stock.

     The Company currently has outstanding (i) $218,500,000 of 4 1/4% Convertible Subordinated Debentures with a scheduled maturity in 2007, which are convertible into Common Stock at a conversion price of $31.50, subject to adjustment in certain events and (ii) $230,000,000 of 2 1/4% Convertible Subordinated Debentures with a scheduled maturity in 2013, which are convertible into Common Stock at a conversion price of $49.83, subject to adjustment in certain events.

     ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001 is the transfer agent and the registrar of the Common Stock.

     The Company mails to its stockholders annual reports containing audited financial statements.

                       DESCRIPTION OF EXCHANGEABLE SHARES

     Pursuant to a Combination Agreement dated December 5, 1997 (the "Combination Agreement") among the Company, GPC International Holdings Inc. ("GPC"), Jon Johnson ("Johnson"), 3119025 Canada Inc. ("3119025"), 1067913
Ontario Limited ("1067913"), Societal Ventures Corporation ("SVC"), Patrick Ross ("Ross"), Torrance Wylie, James Crossland, Howard Wendy ("Wendy") and Lee Feld ("Feld"), (collectively, Johnson, Ross, 3119025, 1067913, SVC, Wendy and Feld are referred to as the "Sellers"), the Company acquired 98% of the issued and outstanding shares of capital stock of GPC.

     Pursuant to the terms of the Combination Agreement, GPC underwent a reorganization of capital whereby (i) GPC authorized a new series of Exchangeable Shares of GPC and (ii) each existing Class A Common Share of GPC, without par value (the "Class A Shares") (other than the Class A Shares held by the Company) was converted at an exchange ratio into a number of Exchangeable Shares as determined in accordance with the Combination Agreement. As consideration for their Class A Shares, each Seller was issued Exchangeable Shares.

     The Exchangeable Shares are subject to adjustment or modification in the event of a stock split or other changes to the capital structure of the Company so as to maintain the initial relationship between the Exchangeable Shares and the Shares.

Exchange and Call Right

     Holders of the Exchangeable Shares are entitled at any time, subject to the exercise by the Company of the Call Right (as defined below), to retract (i.e. require GPC to redeem) any or all such Exchangeable Shares and to receive an equivalent number of shares of Common Stock plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares. Holders of the Exchangeable Shares may effect such retraction by presenting a certificate or certificates to GPC or its transfer agent representing the number of Exchangeable Shares the holder desires to retract, together with a written request as described in the letter of transmittal, specifying the number of Exchangeable Shares the holder wishes to retract and the date upon which the holder desires to receive the shares of Common Stock (the "Retraction Date"), and such other documents as may be required to effect the retraction of the Exchangeable Shares.

     Upon receipt of the Exchangeable Shares from the holder thereof, GPC shall immediately notify the Company of such request. The Company shall thereafter have until the Retraction Date in which to exercise its right (the "Call Right") to purchase all of the Exchangeable Shares submitted by the holder thereof by the delivery of an equivalent number of shares of Common Stock to such holder. In the event the Company determines not to exercise its Call Right, GPC is obligated to deliver to the holder the number of shares of Common Stock equal to the number of Exchangeable Shares submitted by the holder for retraction on the Retraction Date.

     Subject to applicable law and the call rights of the Company described above, at any time on or after January 1, 2013, GPC has the right to redeem all but not less than all of the then outstanding Exchangeable Shares in exchange for a number of shares of Common Stock equal to the number of such Exchangeable Shares, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares. In the event GPC determines that it will exercise its redemption right, GPC shall, at least 90 days before the proposed redemption date, provide the Company and each holder of Exchangeable Shares with written notice of its intent to undertake redemption of the Exchangeable Shares.

     The Company has the overriding right, notwithstanding any proposed redemption of the Exchangeable Shares by GPC as outlined above, to unilaterally purchase, on the proposed redemption date, all but not less than all of the outstanding Exchangeable Shares in exchange for one share of Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share, less any tax required to be deducted and withheld therefrom by the Company.

Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares

     On January 9, 1998 (the "Closing Date"), the Company, GPC and ChaseMellon Shareholder Services, L.L.C. (the "Trustee") entered into a Voting Trust and Exchange Agreement (the "Voting Trust Agreement"). Pursuant to the terms of the Voting Trust Agreement, the Company deposited with the Trustee that number of shares of Common Stock equivalent to the number of Exchangeable Shares outstanding. Holders of the Exchangeable Shares have the right to instruct the Trustee as to the manner of voting an equivalent number of shares of Common Stock with respect to any matter as to which holders of Common Stock are entitled to vote. The Company has granted such rights to the holders of the Exchangeable Shares in exchange for the Call Rights.

     Holders of the Exchangeable Shares have the right to receive dividends of cash or other property from GPC equivalent to any dividends granted by the Company to holders of Common Stock.

     Upon the liquidation or dissolution of GPC, holders of the Exchangeable Shares have preferential rights to receive from GPC one share of Common Stock for each Exchangeable Share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such Exchangeable Share. The Company has the overriding right, notwithstanding any proposed liquidation, dissolution, or winding up of GPC, to purchase all but not less than all of the outstanding Exchangeable Shares in exchange for one share of Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share less any tax to be deducted or withheld therefrom by the Company, from the holders of the Exchangeable Shares, at the effective time of any such liquidation, dissolution, or winding up.

     Upon the occurrence of a Company Liquidation Event (as described below), in order for the holders of the Exchangeable Shares to participate on a pro rata basis with the holders of Common Stock, each holder of Exchangeable Shares will automatically receive one share of Common Stock for each Exchangeable Share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such Exchangeable Share. A Company Liquidation Event means (i) any determination by the Company's Board of Directors to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Company or to effect any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs or (ii) immediately upon the earlier of (A) receipt by the Company of notice of, and (B) the Company becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 15 days of becoming aware thereof. To effect the automatic exchange of Exchangeable Shares for Common Stock, the Company will deem each Exchangeable Share to be exchanged for Common Stock on the fifth business day prior to the effective date of the Company Liquidation Event.

Registration Rights Of The Holders of Exchangeable Shares

     Pursuant to the terms of the Registration Rights Agreement dated as of the Closing Date between the Company and the Sellers (the "Registration Rights Agreement"), the Company has filed with the Commission the shelf Registration Statement, of which this Prospectus forms a part, covering resales by holders of the Shares. The Company has agreed to use reasonable efforts to keep the Registration Statement effective until the earlier of (i) the sale pursuant to the Registration Statement of all the Shares registered thereunder, (ii) the expiration of the holding period applicable to such Shares under Rule 144(k) under the Securities Act or any successor provision and (iii) the sale pursuant to Rule 144 under the Securities Act of all the Shares. The Registration Rights Agreement provides that the Company may suspend the use of this Prospectus one time in any three-month period, or two times in any 12-month period, each such suspension period not to exceed 15 days without extension and in no event to exceed 30 days, under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Registration Rights Agreement provides for Selling Shareholders to (i) be named as a Selling Shareholder in a supplement to this Prospectus and (ii) deliver this Prospectus together with the relevant Prospectus Supplement to purchasers, and further provides for Selling Shareholders to be bound by those provisions of the Registration Rights Agreement which are applicable to the Selling Shareholders (including indemnification provisions). The Company has agreed to pay all expenses of the Registration Statement, provide to each Selling Shareholder copies of this Prospectus and the relevant Prospectus Supplement, notify each Selling Shareholder when the Registration Statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Shares.

                              SELLING SHAREHOLDERS

     The  Shares  are  being  registered  pursuant  to the  Registration  Rights
Agreement which provides that the Company file a registration statement with regard to the Shares within 30 days following the Closing Date. Prior to any use of this Prospectus in connection with an offering of the Shares, this Prospectus will be supplemented to set forth the name and number of shares beneficially owned by the Selling Shareholder intending to sell such Shares and the number of Shares to be offered. The Prospectus Supplement will also disclose whether any Selling Shareholder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has had a material relationship with, the Company or any of its affiliates during the three years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Shares are being registered to permit public secondary trading of such Shares by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to holders of Shares) in connection with the registration and sale of the Shares covered by this Prospectus; provided, however, the Company has not agreed to provide, or incur any expenses in connection with, accountants' "cold comfort" letters, opinions of counsel, or to enter into underwriting agreements, such as would be customary in an underwritten offering.

         The Company will not receive any of the proceeds from the offering of the Shares by the Selling Shareholders. The Selling Shareholders may sell or distribute some or all of the Common Stock from time to time through dealers or brokers or other agents or directly to one or more purchasers in transactions (which may involve crosses and block transactions) on the New York Stock Exchange, privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Broker-dealers or agents participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker-dealer or agent might be in excess of those customary in the type of transaction involved. This Prospectus may also be used, with the Company's consent, by donees of the Selling Shareholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring its use.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers or agents and any profits realized by the Selling Shareholders on the resales of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption rather than pursuant to this Prospectus. There is no assurance that any Selling Shareholder will sell any or all of the Shares described herein, and any Selling Shareholder may transfer, devise or gift such securities by other means not described herein.

     The Company has advised the Selling Shareholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to their sales in the market, has furnished the Selling Shareholders with a copy of these Rules and has informed them of the need for delivery of copies of this Prospectus.

     The Registration Rights Agreement provides for the Company and the Selling Shareholders to indemnify each other against certain liabilities arising under the Securities Act.

     The Company has agreed to use its best efforts to cause the Registration Statement to which this Prospectus relates to become effective as promptly as is practicable and to keep the Registration Statement effective until the earlier of (i) the sale pursuant to the Registration Statement of all the Shares registered thereunder, (ii) the expiration of the holding, period applicable to such Shares under Rule 144(k) under the Securities Act or any successor provision and (iii) the sale pursuant to Rule 144 under the Securities Act of all the Shares. The Registration Rights Agreement provides that the Company may suspend the use of this Prospectus in connection with sales of Shares by holders one time in any three-month period, or two times in any 12-month period, each such suspension period not to exceed 15 days without extension and in no event to exceed an aggregate of 30 days, under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. Expenses of preparing and filing the Registration Statement and all post-effective amendments will be borne by the Company.

                                     EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants to the extent and for the periods indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL MATTERS

     Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for the Company by Davis & Gilbert, 1740 Broadway, New York, New York 10019. Members of Davis & Gilbert participating in such matters own an aggregate of 7,550 shares of Common Stock of the Company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the Registrant, are as follows:

         Registration Fee                                 $9,033
         Legal Fees And Expenses                           7,500*
         Miscellaneous Expenses                              500
                                                         -------
                                                         $17,033
                                                         =======

         * Estimated

Item l5. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Registrant's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys fees and amounts paid in settlement with the consent of the Registrant in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

     Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

     Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

     The Company has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Company also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 16. Exhibits and Financial Statement Schedules.

         Exhibit
         Number     Description of Exhibit
         ------     ----------------------
         5          Opinion of Davis & Gilbert as to the  legality  of
                    the shares of Common Stock registered hereunder

         23.1       Consent of Arthur Andersen LLP

         23.2       Consent  of Davis & Gilbert  (included  in Exhibit
                    Number 5)

         24.1       Power of Attorney (included on Signature Page)

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or as furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York on January 16, 1998.

                                                     OMNICOM GROUP INC.
                                                         Registrant

                                                     By: /s/ John D. Wren
                                                        ------------------------
                                                         John D. Wren
                                                         Chief Executive Officer

                            ------------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Wren and Barry J. Wagner, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the following capacities on January 16, 1998.

                                                Chief Executive
          /s/ John D. Wren                   Officer and Director
-------------------------------------        (Principal Executive
              John D. Wren                          Officer)

          /s/ Fred J. Meyer                Chief Financial Officer
-------------------------------------       (Principal Financial
              Fred J. Meyer                         Officer)

       /s/ Jonathan E. Ramsden                      Controller
-------------------------------------               (Principal
           Jonathan E. Ramsden                  Accounting Officer)

        /s/ Bernard Brochand                         Director
-------------------------------------
            Bernard Brochand

       /s/ Robert J. Callander                       Director
-------------------------------------
           Robert J. Callander

        /s/ James A. Cannon                          Director
-------------------------------------
            James A. Cannon

     /s/ Leonard S. Coleman, Jr.                     Director
-------------------------------------
         Leonard S. Coleman, Jr.

        /s/ Bruce Crawford                           Director
-------------------------------------
          Bruce Crawford

       /s/ Susan S. Denison                          Director
-------------------------------------
         Susan S. Denison

        /s/ John R. Murphy                           Director
-------------------------------------
          John R. Murphy

       /s/ John R. Purcell                           Director
-------------------------------------
         John R. Purcell

      /s/ Keith L. Reinhard                          Director
-------------------------------------
        Keith L. Reinhard

       /s/ Allen Rosenshine                          Director
-------------------------------------
         Allen Rosenshine

         /s/ Gary L. Roubos                          Director
-------------------------------------
           Gary L. Roubos

      /s/ Quentin I. Smith, Jr.                      Director
-------------------------------------
        Quentin I. Smith, Jr.

        /s/ William G. Tragos                        Director
-------------------------------------
          William G. Tragos

       /s/ Egon P.S. Zehnder                         Director
-------------------------------------
         Egon P.S. Zehnder